As filed with the Securities and Exchange Commission on May 24, 2002

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
KFORCE INC.
 (Exact name of Registrant as specified in its charter)

Florida	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 East Palm Avenue
Tampa, Florida 33605
(813) 552-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
William L. Sanders
Chief Financial Officer, Senior Vice President and Secretary
Kforce Inc.
1001 East Palm Avenue
Tampa, Florida 33605
(813) 552-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Michael L. Jamieson, Esq.
Robert J. Grammig, Esq.
Holland & Knight LLP
400 North Ashley Drive
Suite 2300
Tampa, Florida 33602
Phone: (813) 227-6502
Fax: (813) 229-0134

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.     ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☒

CALCULATION OF REGISTRATION FEE

Title of each class of			Proposed maximum	Proposed maximum
securities to be registered	Amount to be registered		offering price per unit	aggregate offering price	Amount of registration fee

Primary Offering:
Debt Securities	(1)		(1)	(1)	N/A
Preferred Stock	(1)		(1)	(1)	N/A
Common Stock(2)	(1)		(1)	(1)	N/A
Depositary Shares	(1	)(3)	(1)	(1)(3)	N/A
Warrants	(1)		(1)	(1)	N/A
Units	(1)		(1)	(1)	N/A
Total for sale by Registrant	(1)		(1)	$250,000,000	$23,000	(4)
Secondary Offering:(5)
Common Stock(2)	7,727,089 shares		$6.00 (6)	$46,362,534	$4,265	(4)

Total				$296,362,534	$27,265	(4)

(1)	There are being registered hereunder by the Registrant such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock, such indeterminate number of shares of Common Stock, such indeterminate number of Depositary Shares, such indeterminate number of Warrants to purchase Common Stock, Debt Securities, Preferred Stock, Depositary Shares or Units, and such indeterminate number of Units of the Registrant as shall have an aggregate initial offering price not to exceed $250,000,000. If any Debt Securities are issued and/or sold at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. There are also being registered hereunder by the Registrant an indeterminate number of shares of Common Stock as shall be issuable upon conversion or exercise of any securities that provide for that issuance.
(2)	This Registration Statement also relates to rights to purchase shares of the Registrant’s Common Stock (the “Rights”), which are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferable along with and only with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(3)	Subject to footnote (1), there are being registered hereunder by the Registrant an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.
(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act with respect to securities sold by the Registrant and pursuant to 457(c) for the selling shareholders in the secondary offering based on the average high and low sales price of our common stock on the Nasdaq National Market on May 20, 2002.
(5)	Up to 7,727,089 shares of our common stock may be sold from time to time pursuant to this registration statement by selling shareholders.
(6)	Estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low sales prices of our common stock on the Nasdaq National Market on May 20, 2002.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ABOUT THIS PROSPECTUS
KFORCE INC.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF COMMON STOCK WE MAY OFFER
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
Signatures
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
CONSENT OF DELOITTE & TOUCHE LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP
POWER OF ATTORNEY

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 24, 2002

PROSPECTUS

$250,000,000

Debt Securities, Preferred Stock, Common Stock

Depositary Shares, Warrants and Units

Offered by

Kforce Inc.

7,727,089 Shares of Common Stock

Offered by

Selling Shareholders

We may offer and sell debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants and units. These securities may be offered and sold from time to time for an aggregate offering price of up to $250,000,000.

Up to 7,727,089 shares of common stock may be sold from time to time in one or more offerings by the selling shareholders identified on page 39. We will not receive any proceeds from sales of shares of our common stock by the selling shareholders.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the Nasdaq National Market under the symbol “KFRC.”

Investing in these securities involves risks.   See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2002.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Certain selling shareholders referred to in this prospectus and identified in supplements to this prospectus may offer and sell shares of our common stock under this prospectus. We will not receive any of the proceeds from any sale of shares by the selling shareholders.

     This prospectus provides you with a general description of the securities we may offer. Each time we or a selling shareholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

     When used in this prospectus and any prospectus supplement, the terms “Kforce Inc.”, “Kforce”, “we”, “our”, “us” and “the Company” refer to Kforce Inc. and its subsidiaries.

KFORCE INC.

     We are a national provider of flexible and permanent professional specialty staffing to our clients, specifically in the areas of information technology, finance and accounting and health and life sciences. With approximately 1,500 recruiting associates, Kforce operates through 76 locations in 45 markets in the United States and serves clients from Fortune 1000 as well as local and regional small to mid-size companies.

Services

     Functional Service Lines

     We operate through the following three operating segments:

•	Information Technology. Computer and Data Processing Services were among the Bureau of Labor Statistics’ list of the fastest growing industries over the last decade. The shortage of technical expertise to operate the advanced systems that businesses have acquired over the last decade is a major catalyst contributing to the growth of this segment. Our Information Technology services focus on more sophisticated areas of information technologies (i.e., systems/applications programmers, systems analysts, and e-business and networking technicians). The economic slowdown in 2001 significantly affected the willingness and ability of companies to commit capital resources to their technology systems/infrastructure.

While we believe that the long term business catalysts of technology remain in place, there can be no assurance that spending in the sector will return to the levels seen over the last decade.

•	Finance & Accounting. We believe we have built a reputation for providing qualified finance and accounting professionals to businesses. Our Finance & Accounting personnel are experienced in areas such as taxation, budget preparation and analysis, financial reporting, cost analysis and audit services. Finance & Accounting also offers its Executive Solutions service line, which provides chief financial officers, controllers and other higher-level financial professionals on a contract basis for assignment lengths generally ranging from three to six months. Our accounting support group provides placement of entry level accounting positions such as bookkeepers.

•	Health and Life Sciences. This segment consists of professionals skilled in the healthcare, pharmaceutical and scientific functions. The health care group specializes in the placement of nurses for hospitals and other healthcare companies and health care information management professionals. A clinical trial professional (CRA) is an example of the type of role filled by the pharmaceutical group. The scientific group works with lab professionals, research and development, quality assurance and quality control professionals.

     Staffing Services

     Once the functional challenges of a client have been identified, we consult with the client to determine its staffing and time duration requirements. In each of our operating segments we offer our staffing services in two categories: Flexible Staffing Services and Search Services. In 2001, Flexible Staffing Services and Search Services accounted for 86.3% and 13.7% of our revenue, respectively.

          Flexible Staffing Services

     Flexible Staffing Services entail placing skilled workers in the client environment on a contractual basis. Assignments typically run from three months to one year in duration. We currently offer Flexible Staffing Services in most large metropolitan market areas.

          Search Services

     We provide Search Services (permanent placement) for professional and technical personnel. We perform both contingency and retained searches. A contingency search results in payment to us only when personnel are actually hired by a client. Our strategy is to perform contingency searches only for skills we target as our core businesses. Client searches that are outside a core-business area typically are at a management or executive level and require a targeted research and recruiting effort. We typically perform these searches as retained searches where the client pays a part of the search fee in advance and the remainder upon completion of the search. Our fee is typically structured as a percentage of the placed individual’s first-year annual compensation. The vast majority of our search work is done on a contingency basis.

     An active database of candidates is maintained as the result of our continuous recruiting efforts and reputation in the industry. In addition, operating employees locate many potential personnel as the result of referrals from the Flexible Staffing Services activities.

     We believe that we have developed a reputation for quality search work and that we are recognized as one of the leaders in our search specialties. To minimize the risk of changes in skill demand, our marketing plan incorporates a continual review of client recruitment plans for future periods to allow for rapid changes to “in-demand” skills. The quality of the relationship with client personnel is a key component of the strategy, and we seek to use consultative relationships to obtain insight into emerging growth areas. The clients targeted by the Search Services are typically the same as those targeted by the Flexible Staffing Services. This common focus is intended to contribute to our objective of providing integrated solutions to our clients’ personnel needs.

     Our headquarters are located at 1001 East Palm Avenue, Tampa, Florida 33605, and our telephone number is (813) 552-5000. Our website is www.kforce.com. The information provided on our website is not incorporated into this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made by us in this prospectus, any prospectus supplement and other documents filed with the SEC that are not historical facts, or are preceded by, followed by or include the words “believes”, “expects”, “anticipates”, “estimates”, “plans” or similar expressions, or that relate to future plans, events or performances are forward-looking statements within the meaning of the federal securities laws.

     When a forward-looking statement includes an underlying assumption, we caution that, while we believe the assumption to be reasonable and make it in good faith, assumed facts almost always vary from actual results, and the difference between assumed facts and actual results can be material. Where in any forward-looking statement, we express an expectation or belief as to future results, there can be no assurance that the expectation or belief will result. Our actual results may differ materially from those expressed in any forward-looking statements made by us. Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks described under the heading “Risk Factors” beginning on page 7 of this prospectus. Other risks are referred to from time to time in our periodic filings with the SEC.

     All forward-looking statements are qualified by and should be read in conjunction with those risk factors. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

     In addition to the factors discussed elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, as well as any factors included in any prospectus supplement relevant to an offering of specific securities, the following are important factors that could cause actual results or events to differ materially from those contained in any forward-looking statements we make.

     The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

The current economic downturn and future economic downturns may adversely affect the demand for our services.

     Historically, the general level of economic activity has significantly affected the demand for employment services. As economic activity has slowed, the use of temporary and contract personnel often has been curtailed before permanent employees have been laid off. The current economic downturn has adversely affected the demand for temporary and contract personnel, which in turn had an adverse effect on our results of operations and our financial condition. Additionally, the use of search firms for personnel hires has declined significantly. We expect that future economic downturns will cause similar results.

Our liquidity may be adversely impacted by covenants in our line of credit.

     We have a $90 million Credit Facility with Bank of America. We had approximately $26.0 million outstanding under this Credit Facility as of March 31, 2002. If the amount borrowed under this Credit Facility exceeds certain amounts, then a number of financial covenants become applicable. As of March 31, 2002, we had an additional $13.8 million of borrowing available without triggering these financial covenants. At no time during the existence of the Credit Facility have we ever triggered such covenants. However, we currently would not be in compliance with such covenants if they were applicable and at certain times we have borrowed amounts that put us within approximately $1.0 million of triggering these covenants. If we were to trigger such financial covenants in the future and if we do not comply with them, such a breach of the Credit Facility covenants could materially and adversely affect our liquidity and financial condition. Such lack of compliance could result, among other things, in the acceleration of all amounts borrowed under the Credit Facility.

Our line of credit may restrict our ability to make acquisitions.

     Our Credit Facility with Bank of America contains restrictions upon our ability to make acquisitions under certain circumstances. These restrictions could impede our ability to make acquisitions, thereby limiting our ability to expand our business. This may result in a significant competitive disadvantage to us.

We may not be able to recruit and retain qualified personnel.

     We depend upon our ability to attract and retain qualified personnel, particularly technical and professional personnel, who possess the skills and experience necessary to meet the staffing requirements of our clients. We must continually evaluate and upgrade our base of available qualified personnel to keep pace with changing client needs and emerging technologies. We expect competition for individuals with proven technical or professional skills in the foreseeable future. If qualified personnel do not continue to be available to us in sufficient numbers and upon economic terms acceptable to us, it could have a detrimental effect on our business.

Our current market share may decrease as a result of limited barriers to entry by new competitors and our clients’ discontinuation of outsourcing their staffing needs.

     We face significant competition in the markets we serve and there are limited barriers to entry by new competitors. We compete for potential clients with providers of outsourcing services, systems integrators, computer systems consultants, other providers of staffing services, temporary personnel agencies, and search firms. A number of our competitors possess substantially greater resources than we do. From time to time we have experienced significant pressure from our clients to reduce price levels. The competition among staffing services firms is intense. We may face increased competitive pricing pressures and may not be able to recruit the personnel necessary to fill our clients’ needs. We also face the risk that certain of our current and prospective clients will decide to provide similar services internally. Additionally, we face significant competition for candidates in many professional and technical specialties.

We rely on short-term contracts with most of our clients.

     Our customer contracts are typically short-term and any early termination of a number of such contracts or of a significant contract may adversely affect our operating results. Because long-term contracts are not a significant part of our business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Because we primarily rely on short-term contracts, we will have to negotiate new contracts or renewals in the future, which may have terms that are not as favorable to us as the terms of our existing contracts. Our business, results of operations and financial condition could be adversely affected by such new contracts or renewals.

Decreases in patient occupancy at our healthcare clients’ facilities may adversely affect the profitability of our business.

     Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at our healthcare clients’ facilities. When a hospital’s occupancy increases, temporary employees are often added before full-time employees are hired. As occupancy decreases, clients may reduce their use of temporary employees before undertaking layoffs of their regular employees. We also may experience more competitive pricing pressure during periods of occupancy downturn. This reduction in occupancy could adversely affect the demand for our services and our profitability.

Competition for acquisition opportunities may restrict our future growth by limiting our ability to make acquisitions at reasonable valuations.

     Our business strategy includes increasing our market share and presence in the staffing industry through strategic acquisitions of companies that complement or enhance our business. We have historically faced competition for acquisitions. In the future, this could limit our ability to grow by acquisitions or could raise the prices of acquisitions and make them less accretive to us. In addition, if we are unable to secure necessary financing to consummate an acquisition, we may be unable to complete desirable acquisitions.

We may face difficulties integrating any acquisitions we may make into our operations and these acquisitions may be unsuccessful, involve significant cash expenditures or expose us to unforeseen liabilities.

     We continually evaluate opportunities to acquire staffing companies that complement or enhance our business and frequently have preliminary acquisition discussions with some of these companies.

     These acquisitions involve numerous risks, including, but not limited to:

•	potential loss of key employees or clients of acquired companies;

•	difficulties integrating acquired personnel and distinct cultures into our business;

•	diversion of management attention from existing operations; and

•	assumption of liabilities and exposure to unforeseen liabilities of acquired companies.

     These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses that could have a material adverse effect on our financial condition and results of operations. Any acquisition may ultimately have a negative impact on our business and financial condition.

We depend on the proper functioning of our information systems.

     We are dependent on the proper functioning of our information systems in operating our business. Our critical information systems used in our daily operations identify and match staffing resources and client assignments and perform billing and accounts receivable functions. Our information systems are protected through physical and software safeguards and we have backup remote processing capabilities. They are still vulnerable, however, to hurricanes, other storms, flood, fire, earthquakes, power loss, telecommunications failures, physical or software break-ins and similar events. If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could temporarily impact our ability to identify business opportunities quickly, to maintain billing and clinical records reliably, and to bill for services efficiently.

Our success depends upon retaining the services of our management team.

     We are highly dependent on our management team. We expect that our continued success will largely depend upon the efforts and abilities of members of our management team. We have employment agreements with certain members of our management team that generally include covenants not to compete for a period of one year after their termination for any reason. However, such agreements can not ensure the retention of these individuals. The loss of services of any key executive for any reason could have a material adverse effect upon us. Our success also depends upon our ability to identify, develop, and retain qualified operating employees, particularly management, client servicing, and candidate recruiting employees. We expend significant resources in recruiting and training our employees, and the pool of available applicants for these positions is limited. The loss of some of our operating management and client servicing and candidate recruiting employees could have an adverse effect on our operations, including our ability to establish and maintain client, candidate and professional and technical personnel relationships.

We face significant employment liability risk because we place people in the workplaces of other businesses.

     We employ and place people in the workplaces of other businesses. An inherent risk of such activity includes possible claims of errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, employment of illegal aliens, theft of client property, other criminal activity, or torts and other claims. We have policies and guidelines in place to reduce our exposure to these risks. However, failure of any employee or personnel to follow these policies and guidelines may result in negative publicity, injunctive relief, and the payment by us of monetary damages or fines, or have other material adverse effects upon our business. Moreover, we could be held responsible for the actions at a workplace of persons not under our direct control. To reduce our exposure, we maintain insurance and fidelity bonds covering general liability, workers’ compensation claims, errors and omissions, and employee theft. Due to the nature of our assignments, in particular, access to client information systems and confidential information, and the potential liability with respect thereto, we might not be able to obtain insurance coverage in amounts adequate to cover any such liability on acceptable terms.

Significant legal actions, particularly relating to our healthcare staffing services, could subject us to substantial uninsured liabilities.

     In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. In addition, we may be subject to claims related to torts or crimes committed by our employees or temporary staffing personnel. In some instances, we are required to indemnify clients against some or all of these risks. A failure of any of our employees or personnel to observe our policies and guidelines intended to reduce these risks, relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages. To protect ourselves from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe are appropriate for our operations. Our insurance coverage, however, may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage, we may be exposed to substantial liabilities.

If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

     We provide workers compensation coverage through a program that is partially self-insured. In addition, we provide medical coverage to our employees through a partially self-insured preferred provider organization. If we become subject to substantial uninsured workers compensation or medical coverage liabilities, our financial results may be adversely affected.

Currently we are unable to recruit enough nurses to meet our clients’ demands for our nurse staffing services, limiting the potential growth of our healthcare staffing business.

     We rely on our ability to attract, develop, and retain nurses and other healthcare personnel who possess the skills, experience and, as required, licensure necessary to meet the specified requirements of our healthcare staffing clients. We compete for healthcare staffing personnel with other temporary healthcare staffing companies, as well as actual and potential clients, some of which seek to fill positions with either regular or temporary employees. Currently, there is a shortage of qualified nurses in most areas of the United States and competition for nursing personnel is increasing. At this time we do not have enough nurses to meet our clients’ demands for our nurse staffing services. This shortage of nurses limits our ability to grow our healthcare staffing business. Furthermore, we believe that the aging of the existing nurse population and declining enrollments in nursing schools will result in further competition for qualified nursing personnel.

We may be adversely affected by government regulation of the staffing business.

     Our business is subject to regulation and licensing in many states. There can be no assurance that we will be able to obtain all necessary licenses or approvals or that the cost of compliance will not prove to be material. If we fail to comply such failure could materially adversely affect Kforce.

We may be adversely affected by government regulation of the workplace.

     Part of our business entails employing individuals on a temporary basis and placing such individuals in clients’ workplaces. Increased government regulation of the workplace or of the employer-employee relationship could materially adversely affect us.

Future changes in reimbursement trends could hamper our clients’ ability to pay us.

     Many of our healthcare clients are reimbursed under the federal Medicare program and state Medicaid programs for the services they provide. In recent years, federal and state governments have made significant changes in these programs that have reduced government rates. In addition, insurance companies and managed care organizations seek to control costs by requiring that healthcare providers, such as hospitals, discount their services in exchange for exclusive or preferred participation in their benefit plans. Future federal and state legislation or evolving commercial reimbursement trends may further reduce, or change conditions for, our clients’ reimbursement. Limitations on reimbursement could reduce our clients’ cash flow, hampering their ability to pay us. This situation could have a significant impact on our cash flow.

Our stock price may be volatile.

     Our common stock is traded on the Nasdaq National Market under the symbol “KFRC.” The market price of our stock has fluctuated substantially in the past and could fluctuate substantially in the future, based on a variety of factors, including our operating results, changes in general conditions in the economy, the financial markets, the employment services industry, or other developments affecting us, our clients, or our competitors, some of which may be unrelated to our performance. Those fluctuations and demand for our services may adversely affect the price of our stock.

     In addition, the stock market in general, and especially the Nasdaq National Market tier along with market prices for staffing companies, have experienced volatility that has often been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating results.

     Among other things, volatility in our stock price could mean that investors will not be able to sell their shares at or above the prices which they pay. The volatility also could impair our ability in the future to offer common stock as a source of additional capital or as consideration in the acquisition of other businesses.

Significant increases in payroll related costs could adversely affect our business.

     We are required to pay a number of federal, state, and local payroll and related costs, including unemployment taxes, workers’ compensation and insurance, FICA, and Medicare, among others, for our employees and personnel. Significant increases in the effective rates of any payroll-related costs likely would have a material adverse effect upon us. Our costs could also increase as a result of health care reforms or the possible imposition of additional requirements and restrictions related to the placement of personnel. Recent federal and state legislative proposals have included provisions extending health insurance benefits to personnel who currently do not receive such benefits. We may not be able to increase the fees charged to our clients in a timely manner and in a sufficient amount to cover increased costs, if any such proposals are adopted.

Provisions in our articles, bylaws and under Florida law may have certain anti-takeover effects.

     Our articles of incorporation, bylaws and Florida law contain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. In particular, our articles of incorporation provide for a staggered board of directors and permit the removal of directors only for cause. Additionally, management may issue up to 15,000,000 shares of preferred stock, and fix the rights and preferences thereof, without a further vote of the shareholders. In addition, certain of our officers have employment agreements containing certain provisions that call for substantial payments to be made to such officers upon any change in control. Certain of these provisions may discourage a future acquisition of Kforce, including an acquisition in which shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. Moreover, the existence of these provisions may have a depressive effect on the market price of our common stock.

We cannot assure you that an active trading market will develop for the securities offered other than our common stock or that such a market will not be volatile.

     There is no established trading market for the securities offered other than our common stock, and we do not intend to apply for listing of the securities (other than our common stock) offered on any national securities exchange or for quotation of the securities offered on any automated dealer quotation system. We expect that any underwriters we select will make a market in the securities offered after the consummation of an offering of securities issued in connection with this prospectus, although they would be under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no assurance can be given as to the price of the securities offered, the liquidity of the trading market for the securities offered or that an active public trading market for the securities offered will develop. If an active public trading market for the securities offered does not develop, the market price and liquidity of the securities offered may be adversely affected. If the securities offered are traded, they may trade at a discount from their offering price, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. The liquidity of, and trading markets for, any debt securities offered may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the securities offered, independent of our financial performance or prospects. Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused substantial price volatility. There can be no assurance that the market for any debt securities offered will not be subject to similar disruptions. Any such disruptions may have a material adverse effect on the value of such securities offered.

USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus may be used to fund acquisitions and for general corporate purposes, which may include capital expenditures, the repayment or refinancing of debt and to meet working capital needs. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

     For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of the sum of pretax income from continuing operations, interest amortized to cost of sales, interest expense (exclusive of capitalized interest) and the portion of rent expense deemed to represent interest. “Fixed charges” consist of the sum of interest expense, including capitalized interest and amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. As of the date of this prospectus, we have no preferred stock outstanding.

									Three Months
	Fiscal Year Ended December 31,								Ended March 31,

	1997		1998	1999		2000	2001		2002

Ratio of earnings to fixed charges	(a	)	168.6	(b	)	1.4	(b	)	(b )

(a)	During 1997, Kforce did not have fixed charges.

(b)	Due to Kforce’s losses in 1999, 2001 and the three months ended March 31, 2002, the ratio coverage was less than 1:1. Kforce must have generated additional earnings before income taxes of $37,393,028, $14,378,714; and $2,622,675 in 1999, 2001 and the three months ended March 31, 2002, respectively, to achieve a coverage ratio of 1:1.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

     This section outlines some of the indentures, and the debt securities we may offer. This information may not be complete in all respects and is qualified entirely by reference to the indentures under which the debt securities are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms presented below.

     The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinated debt securities as the subordinated indenture and we will refer to the trustee under that indenture as the subordinated trustee. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

     The debt securities will be issuable in one or more series pursuant to the applicable indenture, a supplemental indenture relating to such series of debt securities or a resolution of our board of directors or a committee of our board of directors. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank equally in right of payment with all of our other senior obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and any supplemental indenture relating to that debt. In addition, such subordinated debt securities may rank equal or senior in right of payment to other subordinated indebtedness which may have been issued or will be issued in the future. Except as otherwise provided in a prospectus supplement, the indentures will not limit our incurrence or issuance of other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

     The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

•	the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the percentage of principal amount of which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of Kforce Inc. to defer payment of principal;

•	the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of Kforce Inc. to defer any interest payment;

•	the place or places where, subject to the terms of the indenture as described below under the caption “–Payment and Paying Agents,” the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption “–Denominations, Registration and Transfer,” we will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the debt securities and the indenture may be made;

•	any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option pursuant to any sinking fund or otherwise;

•	the obligation, if any, of Kforce to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	if other than in United States dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants of Kforce Inc. specified in the indenture with respect to the debt securities;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

•	subject to the terms of the indenture as described below under the caption “–Global Debt Securities,” whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•	the appointment of any trustee, registrar, paying agent or agents;

•	the terms and conditions of any obligation or right of Kforce or a holder to convert or exchange debt securities into preferred securities or other securities;

•	whether the defeasance and covenant defeasance provisions described under the caption “–Satisfaction and Discharge; Defeasance” will be inapplicable or modified;

•	any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material United States federal income tax consequences and special considerations applicable to those debt securities in the applicable prospectus supplement.

     If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material United States federal income tax, accounting and other considerations applicable thereto in the applicable prospectus supplement.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

     Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by us with respect to any series, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

     In the event of any redemption, neither we nor the trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Global Debt Securities

     Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or any nominee of the successor.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We expect that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global debt security, and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security, or its nominee, will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

     So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form, and will not be considered the owners or holders of them under the indenture.

     Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of Kforce, the trustee, any paying agent or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants.

     Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for such global debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to us, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option, payment of any interest may be made:

•	except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

•	by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

     Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

     Any moneys deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at our request, be repaid to us or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to us for payment.

Option to Defer Interest Payments or to Pay-In-Kind

     If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material United States federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

     Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that the subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness of Kforce. The term “senior indebtedness” will be defined in the applicable prospectus supplement. If:

•	we default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness;

then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

     Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of Kforce, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of the assets of us;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Kforce or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described below under the caption “—Satisfaction and Discharge; Defeasance,” which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Kforce being subordinated to the payment of subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part.

Modification of Indentures

     From time to time, we and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including, but not limited to:

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture;

•	to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act of 1939; and/or

•	to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

     In addition, under the indentures, we and the trustees may modify some of our rights, covenants and obligations and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder’s consent.

     In addition, we and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Events of Default

     The indentures will provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an “event of default” with respect to that series of debt securities:

•	failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay any principal or premium, if any, on the series of the debt securities when due, whether at maturity, upon redemption, by declaration or otherwise;

•	failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to us from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

•	default resulting in acceleration of other indebtedness of Kforce Inc. for borrowed money, where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 60 days after the written notice thereof to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

•	certain events in bankruptcy, insolvency or reorganization of Kforce.

     The holders of not less than a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

     The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. We are required to file annually with the trustees a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the indentures.

     In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

     No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonable indemnity to the trustee of the series to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

Consolidation, Merger, Sale of Assets and Other Transactions

     Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entity to any person or entity unless:

•	either we are the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture; and

•	immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

     Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Satisfaction and Discharge; Defeasance

     Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal of, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be;

then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture.

     Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we may elect either:

•	to terminate, and be deemed to have satisfied, all our obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to compensate and indemnify the trustee (“defeasance”); or

•	to be released from our obligations with respect to certain covenants (“covenant defeasance”) upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on, and any other amounts payable in respect of the outstanding debt securities of the series.

     Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and discharge, and will be subject to United States federal income tax on the same amounts, and in the same manner, and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Redemption

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be subject to any sinking fund requirements.

     Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

     We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder’s registered address. Unless we default in the payment of the redemption price on and after the redemption date, interest shall cease to accrue on the debt securities or portions thereof called for redemption.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Certain Covenants

     The indentures will contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Governing Law

     Unless otherwise indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Trustees

     Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

     This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our articles of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

     Our articles of incorporation authorizes us to issue 15,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.

     Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

     Our board of director’s ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

     No shares of our preferred stock are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

     The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of the United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

     The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

     Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

Dividends

     Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

     Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

     The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Kforce, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

     The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion. This voting right, however, will, unless otherwise specified in a prospectus supplement, apply to all series of preferred stock in the aggregate and not to each series if more than one series is outstanding.

     Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series;

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our articles of incorporation and in the certificate of designations; and

•	as otherwise required by law.

Transfer Agent

     The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

     The following summary description of our common stock is based on the provisions of our articles of incorporation or bylaws and the applicable provisions of the Florida Business Corporation Act. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the Florida Business Corporation Act. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You May Find Additional Information”.

     We may offer our common stock issuable upon the conversion of debt securities or preferred stock and the exercise of warrants.

Authorized Capital

     We currently have authority to issue 250,000,000 shares of our common stock, par value $0.01 per share. As of May 14, 2002, 31,824,155 shares of our common stock were issued and outstanding.

Voting Rights

     Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

     The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Kforce. Upon the liquidation, dissolution or winding up of Kforce, the holders of our common stock are entitled to receive pro rata the assets of Kforce which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

     Since our initial public offering, we have not paid any cash dividends on our common stock. We are currently prohibited from making such dividend distributions under the terms of our Credit Facility with Bank of America.

Shareholder Rights Plan

     We have adopted a shareholder rights plan. Under the shareholder rights plan, we will issue one right to purchase one share of our common stock with respect to each share of our common stock that is issued. However, rights issued under the rights plan will not be exercisable initially. The rights will trade with our common stock and no certificates will be issued until certain triggering events occur. The rights plan has a 10-year term expiring October 28, 2008, but our board of directors may redeem the rights at any time prior to ten days following the date a person or group reaches the acquisition threshold described below. Rights issued under the plan will be exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock. If a person or group acquires 15% or more of our common stock, all rightholders except the buyer will be entitled to acquire our common stock at a discount and under certain circumstances to purchase shares of the acquiring company at a discount. The rights plan contains an exception that allows certain existing investors to maintain their ownership interest without the rights becoming exercisable.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is EquiServe.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

     This section outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

     We may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Kforce, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66-2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Kforce Inc. and such distribution has been distributed to the holders of depositary receipts; or

•	upon the consent of holders of depositary receipts representing not less than 66-2/3% of the depositary shares outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the shares of preferred stock.

     Neither the depositary nor Kforce will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Kforce and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Kforce Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

DESCRIPTION OF WARRANTS WE MAY OFFER

     This section outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in a prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

     We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

     Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the United States and have a combined capital and surplus of at least $50 million.

Issuance in Series

     The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including, but not limited to:

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the exercise price for purchasing those debt securities;

•	in the case of warrants to purchase preferred stock, common stock or depositary shares, the number of shares of preferred stock or common stock or the number of depositary shares, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material United States federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

     Each warrant will entitle the holder to purchase the securities specified in the prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., Eastern time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the prospectus supplement. Upon receipt of payment and the warrant certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificates are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

     If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

     In the case of warrants to purchase our common stock, the exercise price payable and the number of shares of our common stock purchasable upon warrant exercise may be adjusted in certain events, including, but not limited to:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of our common stock;

•	the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase our common stock for an aggregate consideration per share less than the current market price per share of our common stock;

•	any distribution to our common shareholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

     No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

     We and any warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholders’ consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depository, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power we have under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

     We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants affected by such amendment, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the warrantholders’ rights. However, no such amendment that:

•	reduces the number or amount of securities receivable upon warrant exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

     Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation, provided that:

•	either we are the continuing corporation, or the corporation formed by or resulting from the consolidation or merger or that receives the assets must be organized under United States law and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreements; and

•	we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

     Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or consent of any other warrantholder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

     We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

     Kforce, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF UNITS WE MAY OFFER

     This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

     We may issue units comprised of one or more debt securities, shares of our common stock, shares of our preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

     The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer”, “Description of Preferred Stock We May Offer”, “Description of Common Stock We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any debt security, preferred stock, common stock, warrant or stock purchase contract included in each unit, respectively.

Issuance in Series

     We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement.

Unit Agreements

     We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

     The following provision will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

     Enforcement of Rights

     The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

     Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

     Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

     Modification Without Consent of Holders

     We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

     We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

     Modification With Consent of Holders

     We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

     Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

     In each case, the required approval must be given by written consent.

     Unit Agreements Will Not Be Qualified Under the Trust Indenture Act of 1939

     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act of 1939 with respect to their units.

Title

     Kforce, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING SHAREHOLDERS

     The following table sets forth information about the selling shareholders’ beneficial ownership of our common stock as of May 14, 2002 (such information has been provided by the selling shareholders) and after the sale of the common stock offered by each selling shareholder, assuming all such shares are sold. None of the selling shareholders has committed to sell any shares under this prospectus. The numbers presented under “Shares Beneficially Owned After the Offering” assumes that all of the shares offered by the selling shareholders are sold and that the selling shareholders acquire no additional shares of our common stock before the completion of this offering. The selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them. We will pay all expenses incurred with respect to the registration and sale of their respective common stock. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially Owned Prior to the				Shares Beneficially Owned After the Offering
	Offering

	Number of
	Shares				Number of Shares
Name of Selling	Beneficially			Number Of Shares	Beneficially
Shareholders	Owned		Percent (1)	Offered	Owned(2)	Percent (1)

David L. Dunkel	3,776,988	(3)	11.87%	1,836,727	639,319	2.01%
Maureen A. Dunkel	31,712	(4)	*	31,712	0	0%
Susan A. Peloubet	1,269,231	(5)	3.99%	1,269,231	0	0%
Richard M. Cocchiaro	1,799,321	(6)	5.65%	1,621,797	100,724	*
Janet Cocchiaro	37,600	(7)	*	37,600	0	0%
Eva Cocchiaro	39,200	(8)	*	39,200	0	0%
Howard W. Sutter	1,712,075	(9)	5.38%	47,788	63,971	*
Marie Sutter	5,000	(10)	*	5,000	0	0%
Sutter Invest- ments Ltd.	1,595,316	(11)	5.01%	1,595,316	0	0%
Thomas S. Henderson	381,462	(12)(13)	1.20%	381,462	0	0%
Robert W. Henderson	381,461	(12)(13)	1.20%	381,461	0	0%
C. Preston Miller	381,461	(12)(14)	1.20%	381,461	0	0%
Nancy Johnson	18,099	(12)	*	18,099	0	0%
David Pavek	6,033	(12)	*	6,033	0	0%
Susan Baker	6,033	(12)	*	6,033	0	0%
Heidi Kobielush	6,033	(12)	*	6,033	0	0%
Rice Capital Partners LLC	61,136	(12)	*	61,136	0	0%
Stephen A McConnell	1,000	(15)	*	1,000	0	0%

*	Less than 1%.

(1)	Percentage calculations based on 31,824,155 shares of our common stock that were issued and outstanding as of May 14, 2002.

(2)	Assumes all of the shares offered by each of the selling shareholders under this prospectus have been sold.

(3)	The number of shares shown in the table includes: (i) 1,836,727 shares held directly by Mr. Dunkel; (ii) 31,712 shares held by Mr. Dunkel’s current spouse for which Mr. Dunkel disclaims beneficial ownership; (iii) 591,334 shares subject to options that are exercisable within 60 days of May 1, 2002; (iv) 47,985 shares of restricted stock; and (v) 1,269,231 shares held by Mr. Dunkel’s former spouse for which Mr. Dunkel has voting control but no dispositive control.

(4)	Mr. Dunkel disclaims beneficial ownership of the shares held by his current spouse.

(5)	Mr. Dunkel is deemed the beneficial owner of the shares held by his former spouse as he has voting control, but not dispositive control.

(6)	The number of shares shown in the table includes: (i) 1,621,797 shares held directly by Mr. Cocchiaro; (ii) 19,000 shares held by Mr. Cocchiaro’s spouse for which Mr. Cocchiaro disclaims beneficial ownership; (iii) 39,200 shares held by Mr. Cocchiaro’s mother for which Mr. Cocchiaro is deemed a beneficial owner; (iv) 15,085 shares subject to options that are exercisable within 60 days of May 1, 2002; (v) 18,600 shares held by Mrs. Cocchiaro for the benefit of Mr. Cocchiaro’s sons; (vi) 73,163 shares held by the Cocchiaro Family Foundation, and (vii) 12,476 shares of restricted stock.

(7)	The number of shares shown in the table includes: (i) 19,000 shares held directly by Mrs. Cocchiaro; and (ii) 18,600 held for the benefit of Mrs. Cocchiaro’s sons. Mr. Cocchiaro disclaims beneficial ownership to the shares held by his spouse.

(8)	Mr. Cocchiaro is deemed a beneficial owner of the shares held by his mother.

(9)	The number of shares shown in the table includes: (i) 47,788 shares held directly by Mr. Sutter; (ii) 5,000 shares held by Mr. Sutter’s spouse for which Mr. Sutter is deemed a beneficial owner; (iii) 1,595,316 shares held by Sutter Investments Ltd. of which H.S. Investments is the sole general partner and for which Mr. Sutter is deemed a beneficial owner; (iv) 46,217 shares subject to options that are exercisable within 60 days of May 1, 2002; and (v) 17,754 shares of restricted stock.

(10)	Mr. Sutter is deemed a beneficial owner of the shares held by his spouse.

(11)	Mr. Sutter is the President, Director, and sole shareholder of H.S. Investments which is the sole general partner of Sutter Investments Ltd., therefore, Mr. Sutter is deemed a beneficial owner of the shares held by Sutter Investments Ltd.

(12)	Shares of our restricted stock issued pursuant to the merger agreement between Emergency Response Staffing, Inc. and Kforce dated December 3, 2001.

(13)	32,363 shares of the selling shareholder are being held in escrow for our benefit in accordance with the merger agreement between Emergency Response Staffing Inc. and Kforce dated December 3, 2001.

(14)	32,362 shares of the selling shareholder are being held in escrow for our benefit in accordance with the merger agreement between Emergency Response Staffing Inc. and Kforce dated December 3, 2001.

(15)	Shares of our restricted stock acquired from Rice Capital Partners LLC.

     None of the selling shareholders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as set for the on the following table:

Selling Shareholder	Position

David L. Dunkel	Chairman of the Board and Chief Executive Officer of Kforce Inc
Howard W. Sutter	Vice President and Director of Korce Inc.
Richard M. Cocchiaro	Director of Kforce Inc.
C. Preston Miller	President and Director of Emergency Response Staffing Inc.
Robert W. Henderson	Secretary and Director of Emergency Response Staffing Inc.
Thomas S. Henderson	Treasurer and Director of Emergency Response Staffing Inc.
Heidi C. Kobielush	Assistant Secretary of Emergency Response Staffing Inc.

PLAN OF DISTRIBUTION

     We and/or any selling shareholders may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent; but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If we and/or any selling shareholders offer and sell securities through an underwriter or underwriters, we and/or the selling shareholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of these securities the underwriters will be obligated to purchase all such securities if any are purchased.

     We and/or the selling shareholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

     If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

     Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     If we and/or the selling shareholders offer and sell securities through a dealer, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

     We and/or the selling shareholders may solicit offers to purchase the securities directly and we and/or the selling shareholders may sell the securities directly to institutional or other investors, who may be deemed an underwriter within the meaning of the Securities Act of 1933 with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

     We and/or the selling shareholders may enter into agreements with agents, underwriters and dealers under which we and/or the selling shareholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us and/or the selling shareholders in the ordinary course of business.

     We and/or the selling shareholders may authorize our respective agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

     Unless otherwise indicated in the applicable prospectus supplement, each series of offered securities will be a new issue of securities with no established trading market, except for our common stock, which is listed on the Nasdaq National Market. Unless otherwise indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for our common stock, which is listed on the Nasdaq National Market. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

     In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     From time to time, one or more of the selling shareholders may pledge or grant a security interest in some or all of our common stock owned by them. If the selling shareholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling shareholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling shareholders will decrease as and when the selling shareholders transfer or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

VALIDITY OF SECURITIES

     The validity of any securities offered under this prospectus will be passed upon for us by Holland & Knight LLP, Tampa, Florida.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K (dated May 24, 2002) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s change in its method of accounting for derivatives), and have been so incorporated in reliance upon their authority as experts in accounting and auditing.

     The consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 1999, incorporated in this registration statement by reference to the Current Report on Form 8-K (dated May 24, 2002) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. The SEC also maintains an Internet Website at

http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

     We filed a registration statement on Form S-3 to register with the SEC the securities described herein. This prospectus is a part of that registration statement and constitutes a prospectus of Kforce Inc. As allowed by SEC rules, this prospectus does not contain all the information that can be found in the registration statement or the exhibits to the registration statement.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, or after the date of this initial registration statement and before the effectiveness of this registration statement. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2001 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2002 Annual Meeting of Shareholders);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	our Current Report on Form 8-K filed on May 24, 2002; and

•	all documents filed by Kforce under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

     We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of the filed documents referred to above, excluding exhibits, unless they are specifically incorporated by reference into those documents. You can request those documents from our Investor Relations Department at:

Kforce Inc.
1001 East Palm Avenue
Tampa, Florida 33605
Telephone (813) 552-5000

$250,000,000

Debt Securities, Preferred Stock, Common Stock,
Depositary Shares, Warrants and Units

Offered by

Kforce Inc.

____________________________

7,727,089 Shares of Common Stock

Offered by

Selling Shareholders

____________________________

Prospectus

____________________________

, 2002

Part II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned Registrant (“Kforce”).

SEC Registration Fee		$27,265
Trustee’s Fees and Expenses	$	*15,000
Rating Agencies’ Fees	$	*75,000
Transfer Agent and Registrar Fees and Expenses	$	*10,000
Legal Fees and Expenses	$	*50,000
Accounting Fees and Expenses	$	*100,000
Printing, Engraving and Mailing Expenses	$	*100,000
Miscellaneous	$	*22,735

Total		$400,000

*	Estimated.

Item 15.  Indemnification of Directors and Officers.

     Kforce is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. Kforce has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Item 16.  Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on October 29, 1996)

4.4	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.5	Amended and Restated Credit Agreement among Certain Financial Institutions, Bank of America NA (as the Administrative Agent) and kforce.com, Inc. dated November 3, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.6	First Amendment to Amended and Restated Credit Agreement dated as of December 10, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K filed on March 29, 2002)

4.7	Second Amendment to Amended and Restated Credit Agreement dated as of February 12, 2001 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.8	Third Amendment to Amended and Restated Credit Agreement dated as of January 1, 2002 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.9	Form of Senior Indenture*

4.10	Form of Subordinated Indenture*

Exhibit
Number	Description

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Security*

4.13	Form of Convertible Debt Security*

4.14	Form of Preferred Stock Certificate of Designation*

4.15	Form of Warrant*

4.16	Form of Warrant Agreement*

4.17	Form of Deposit Agreement*

4.18	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Deloitte & Touche LLP, independent auditors

23.2	Consent of PricewaterhouseCoopers LLP independent certified public accountants

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Kforce

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

Item 17.  Undertakings

(a)	Kforce hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the SEC by Kforce pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Kforce’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kforce pursuant to its articles of incorporation, bylaws, by agreement or otherwise, Kforce has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Kforce of expenses incurred or paid by a director, officer or controlling person of Kforce in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kforce will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	Kforce hereby undertakes:

(1)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(2)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by

Kforce pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was effective.

(3)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on May 23, 2002.

KFORCE INC.

By:	/s/ David L. Dunkel Name: David L. Dunkel Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2002.

Signature	Title

/s/ David L. Dunkel David L. Dunkel	Director and Chief Executive Officer (Principal Executive Officer)

* William L. Sanders	Sr. Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

* David M. Kelly	Vice President, Chief Accounting Officer (Principal Accounting Officer)

* John N. Allred	Director

* W.R. Carey, Jr.	Director

* Richard M. Cocchiaro	Director

Signature	Title

* Todd Mansfield	Director

* Ralph Struzziero	Director

* Howard W. Sutter	Vice President of Mergers and Acquisitions and Director

* Gordon Tunstall	Director

* Karl Vogeler	Director

* Mark F. Furlong	Director

*By: /s/ David L. Dunkel

David L. Dunkel Attorney-in-Fact

Exhibit Index

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.1a	Articles of Amendment to Articles of Incorporation (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.2	Amended and Restated Bylaws (incorporated by reference to Kforce’s Registration Statement on Form S-1 (File No. 33-91738) filed on May 9, 1996)

4.3	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on October 29, 1996)

4.4	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to Kforce’s Current Report on Form 8-K (File No. 000-26058) filed on November 3, 2000)

4.5	Amended and Restated Credit Agreement among Certain Financial Institutions, Bank of America NA (as the Administrative Agent) and kforce.com, Inc. dated November 3, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.6	First Amendment to Amended and Restated Credit Agreement dated as of December 10, 2000 (incorporated by reference to Kforce’s Annual Report on Form 10-K filed on March 29, 2002)

4.7	Second Amendment to Amended and Restated Credit Agreement dated as of February 12, 2001 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2001)

4.8	Third Amendment to Amended and Restated Credit Agreement dated as of January 1, 2002 (incorporated by reference to Kforce’s Annual Report on Form 10-K (File No. 000-26058) filed on March 29, 2002)

4.9	Form of Senior Indenture*

4.10	Form of Subordinated Indenture*

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Security*

4.13	Form of Convertible Debt Security*

4.14	Form of Preferred Stock Certificate of Designation*

4.15	Form of Warrant*

4.16	Form of Warrant Agreement*

4.17	Form of Deposit Agreement*

Exhibit
Number	Description

4.18	Form of Unit Agreement*

5.1	Opinion of Holland & Knight LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Deloitte & Touche LLP, independent auditors

23.2	Consent of PricewaterhouseCoopers LLP independent certified public accountants

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain directors and officers of Kforce

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939*

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.